Exhibit 4.2

NUMBER

C-

SHARES
SEE REVERSE FOR
CERTAIN DEFINITIONS
CUSIP [●]

RICE ACQUISITION CORP.
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
CLASS A COMMON STOCK

This Certifies that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $0.0001 EACH OF THE CLASS A COMMON STOCK OF

RICE ACQUISITION CORP.
(THE “CORPORATION”)

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. All of the shares of Class A common stock and any Class A Units of Rice Acquisition Holdings LLC (“Opco”) will be redeemed if the Corporation is unable to complete a business combination by [●], 2022, as more fully described in the Corporation’s final prospectus dated [●], 2020.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the seal of the Corporation and the facsimile signatures of its duly authorized officers.

Secretary	[Corporate Seal] Delaware	Chief Executive Officer

RICE ACQUISITION CORP.

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT	–	Custodian
TEN ENT	–	as tenants by the entireties			(Cust) (Minor)

JT TEN	–	as joint tenants with right of survivorship and not as tenants in common			under Uniform Gifts to Minors Act ___________________________ (State)

Additional abbreviations may also be used though not in the above list.

For value received,                      hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

Shares of the capital stock represented by the within Certificate, and hereby irrevocably constitutes and appoints             Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated:

	Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (OR ANY SUCCESSOR RULE)).

In each case, as more fully described in the Corporation’s final prospectus dated [●], 2020, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of certain funds held in the trust account established in connection with the Corporation’s initial public offering only in the event that (i) the outstanding shares of Class A common stock of the Corporation and Class A Units of Opco (other than those held by the Corporation) are redeemed and the Corporation liquidates because it does not consummate an initial business combination by [●], 2022, (ii) the shares of Class A common stock sold in its initial public offering are redeemed in connection with a stockholder vote to approve an amendment to the Corporation’s amended and restated certificate of incorporation that would affect the substance or timing of the Corporation’s obligation to redeem 100% of the Class A common stock if it does not consummate an initial business combination by [●], 2022, or (iii) if the holder(s) seek(s) to redeem for cash his, her or its respective shares of Class A common stock in connection with a tender offer (or proxy solicitation, solely in the event the Corporation seeks stockholder approval of the proposed initial business combination) setting forth the details of a proposed initial business combination. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.